================================================================================



                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                         ------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):

                                 July 14, 1995
                             ---------------------


                               BancorpSouth, Inc.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



   Mississippi                     0-10826                    64-0659571
 ---------------               ----------------            ----------------
 (State or Other               (Commission File            (I.R.S. Employer
 Jurisdiction of                   Number)                  Identification
 Incorporation)                                                Number)



                 One Mississippi Plaza
                  Tupelo, Mississippi                     38801
        ---------------------------------------         ----------
        (Address of principal executive offices)        (Zip Code)



                                (601) 680-2000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



                                Not Applicable
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)



================================================================================

ITEM 5.   OTHER EVENTS.

          As of June 16, 1995, the Registrant and Wes-Tenn Bancorp, Inc., a Tennessee corporation ("Wes-Tenn"), entered into an Agreement and Plan of Merger providing for the merger of Wes-Tenn with and into the Registrant, with the Registrant being the surviving corporation (the "Wes-Tenn Merger"). Simultaneously with the Wes-Tenn Merger, Tennessee Community Bank, a Tennessee banking corporation and wholly-owned subsidiary of Wes-Tenn, will be merged with and into Volunteer Bank, a Tennessee banking corporation and wholly-owned subsidiary of the Registrant ("Volunteer"), with Volunteer being the surviving bank. Each holder of Wes-Tenn common stock will be entitled to receive 0.6296 of a share of the Registrant's common stock (subject to appropriate adjustment in the event of certain occurrences) in exchange for each outstanding share of Wes-Tenn common stock. The closing of the Wes-Tenn Merger is subject to certain conditions, including the approval of the shareholders of Wes-Tenn and the receipt of applicable regulatory approvals or consents, including those of the Federal Deposit Insurance Corporation and the Tennessee Department of Financial Institutions. The parties anticipate closing the Wes-Tenn Merger on or about October 31, 1995.

          As of May 9, 1995, the Registrant entered into a purchase and assumption agreement with Shelby Bank, a Tennessee banking corporation, whereby Volunteer is to acquire substantially all of the assets, and assume certain liabilities, of Shelby Bank in exchange for an aggregate of up to 78,516 shares of the Registrant's common stock (the "Shelby Purchase").
Shelby Bank operates a general commercial banking business at a single office located in Bartlett, Shelby County, Tennessee and at April 13, 1995 had assets of approximately $24 million. The closing of the Shelby Purchase is subject to certain conditions, including the approval of shareholders of Shelby Bank and the receipt of applicable approvals and consents, including those of the Federal Deposit Insurance Corporation and the Tennessee Department of Financial Institutions.

Historical and pro forma financial information
- ----------------------------------------------

          Filed herewith under Item 7 is certain historical and pro forma financial information required by Regulation S-X for probable acquisitions by the Registrant.

Comparative per share data
- --------------------------

          The following table presents selected comparative unaudited per share data (i) of each of the Registrant and Fist Federal Bank for Savings ("First Federal"), a federally-chartered savings bank with which the Registrant has entered into an agreement and plan of merger (the "First Federal Merger Agreement") providing for the merger of First Federal with and into on a historical basis, (ii) for the Registrant and First Federal on a pro forma basis, (iii) the Registrant, First Federal and other pending acquisitions on a pro forma basis, (iv) First Federal on a pro forma equivalent basis, and (v) First Federal and other pending acquisitions on a pro forma equivalent basis. The other pending acquisitions are the Wes-Tenn Merger and the Shelby Purchase.


Book Value Per Share:
                                                December 31, 1994           March 31, 1995
                                                -----------------           --------------
The Registrant historical(1)                          $25.71                    $26.33
First Federal historical                               17.70                     17.92
The Registrant and First Federal pro forma (2)         25.71                     26.01
The Registrant, First Federal and other pending
  acquisitions pro forma(3)                            25.00                     25.49
First Federal pro forma equivalent(4)                  17.95                     18.15
First Federal and other pending acquisitions
  pro forma equivalent(5)                              17.45                     17.79

                                                                                       Three Months Ended
Net Income Per Share:                                 Year Ended December 31               March 31
                                                ----------------------------------     ------------------
                                                    1992        1993       1994               1995
                                                    ----        ----       ----               ----
The Registrant historical(1)(7)                     $2.40       $3.34      $3.11              $0.80
First Federal historical(6)                          N/A         N/A        1.43               0.22
The Registrant and First Federal pro forma(2)(6)     N/A         N/A        3.10               0.79
The Registrant, First Federal and other pending
  acquisitions pro form(3)(6)                        N/A         N/A        2.97               0.75
First Federal pro forma equivalent(4)(6)             N/A         N/A        2.16               0.55
First Federal and other pending acquisitions
  pro forma equivalent(5)(6)                         N/A         N/A        2.07               0.52






                                                                                       Three Months Ended
Cash Dividends Per Share:                              Year Ended December 31               March 31
                                                ----------------------------------     ------------------
                                                    1992        1993       1994               1995
                                                    ----        ----       ----               ----
The Registrant historical(1)(7)                     $1.02       $1.03      $1.11              $0.30
First Federal historical(6)                          N/A         N/A        0.25                  -
The Registrant and First Federal pro forma(2)(6)     N/A         1.03       1.11               0.30
The Registrant, First Federal and other pending
  acquisitions pro form(3)(6)                        N/A         N/A        1.11               0.30
First Federal pro forma equivalent(4)(6)             N/A         N/A        0.77               0.21
First Federal and other pending acquisitions
  pro forma equivalent(5)(6)                         N/A         N/A        0.77               0.21


- ---------------------------

(1) Presented as if the merger between the Registrant and LF Bancorp, Inc.; which was effective March 31, 1995, had been effective throughout the periods presents.
(2) Presented as if the mergers between the Registrant and First Federal had been efffective throughout the periods presented.
(3) Presented as if the mergers between the Registrant, First Federal and other pending acquisitions had been effective throughout the periods presents.
(4) Calculated by multiplying the Registrant value by the quotient calculated by dividing the number of shares of the Registrant's common stock issuable under the Merger Agreement by the number of shares of First Federal common stock outstanding as of the end of the period.
(5) Calculated by multiplying the Registrant and other pending acquisitions pro forma value by the quotient calculated by diving the number of shares of the Registrant's common stock issuable under the First Federal Merger Agreement by the number of shares of First Federal common stock outstanding as of the end of the period.
(6) Not applicable for periods prior to First Federal's conversion from mutual to stock ownership on October 31, 1993.
(7) Does not include the effect of LF Bancorp's net income per share prior to its conversion from mutual to stock ownership on December 30, 1992.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements

     The following historical financial statements of Wes-Tenn are included herewith:

     - Wes-Tenn Bancorp, Inc. Consolidated Balance Sheets at March 31, 1995 and Decenber 31, 1994 (unaudited)

     - Wes-Tenn Bancorp, Inc. Consolidated Statements of Income for the three months ended March 31, 1995 and 1994 (unaudited)

     - Wes-Tenn Bancorp, Inc. Consolidated Statements of Cash Flows for the three months ended March 31, 1995 and 1994 (unaudited)

     -    Wes-Tenn Bancorp, Inc. Notes to Consolidated Financial Statements

     -    Independent Auditors' Report

     - Wes-Tenn Bancorp, Inc. Consolidated Balance Sheets at December 31, 1994 and 1993

     - Wes-Tenn Bancorp, Inc. Consolidated Statements of Income for the years ended December 31, 1994, 1993 and 1992.

     - Wes-Tenn Bancorp, Inc. Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1994, 1993 and 1992

     - Wes-Tenn Bancorp, Inc. Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1993 and 1992

     -         Wes-Tenn Bancorp, Inc. Notes to Consolidated Financial Statements

(b)  Pro forma financial information

     The following pro forma financial statements are included herewith in connection with the Wes-Tenn Merger and the Shelby Purchase:

     - Pro Forma Condensed Consolidated Balance Sheet at March 31, 1995 (unaudited)

     - Pro Forma Condensed Consolidated Statements of Income for the three months ended March 31, 1995 and 1994 (unaudited)

     - Pro Forma Condensed Consolidated Statements of Income for the years ended December 31, 1994, 1993 and 1992 (unaudited)


(c)  Exhibits

     23.1      Consent of KPMG Peat Marwick LLP

                             WES-TENN BANCORP, INC.
                                 AND SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS

WES-TENN BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

(unaudited)                         MARCH 31,    DECEMBER 31,
                                      1995           1994
                                   ----------    ------------
ASSETS
Cash and due from banks            $  7,261      $  7,965
Interest bearing deposits
  with banks                          3,981         4,318
Federal funds sold                        0         3,275
Securities, available for
  sale                               41,266        41,861
Securities, held to
  maturity                           49,190        46,189
Stock in Federal Home
  Loan Bank                           1,621         1,595
                                   --------      --------
     Total securities                92,077        89,645
                                   --------      --------
Loans, net of unearned
  interest                          186,813       176,926
 Less: Allowance for
   losses                            (2,616)       (2,588)
                                   --------      --------
  Loans, net                        184,197       174,338
                                   --------      --------
Bank premises and equipment,
  net                                 4,196         4,108
Other real estate                       171           321
Accrued interest receivable           2,905         2,434
Other assets                          1,273         1,264
                                   --------      --------
Total assets                       $296,061      $287,668
                                   ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Demand deposits                  $ 60,360      $ 73,804
  Savings deposits                   32,105        33,610
  Time deposits                     150,049       130,692
                                   --------      --------
     Total deposits                 242,514       238,106
                                   --------      --------
  Federal funds purchased             3,225             0
  Federal Home Loan Bank
    advances                         19,095        19,388
  Other borrowed money                1,808         2,327
  Accrued interest payable            1,397         1,225
  Other liabilities                   1,673         1,490
                                   --------      --------
     Total liabilities              269,712       262,536
                                   --------      --------
Stockholders' equity:
  Capital stock, $1 par
    value.  Authorized 1,000,000
    shares; issued and outstanding
    601,108 and 591,673 shares in
    1995 and 1994, respectively         601           592
  Additional paid in capital         11,748        11,532
  Retained earnings                  16,326        15,727
  Net unrealized gains (losses)
    on available-for-sale
    securities                         (419)         (825)
  Treasury stock, at cost (45,994
    and 45,758 for 1995 and 1994,
    respectively)                    (1,907)       (1,894)
                                   --------      --------
    Total stockholders' equity       26,349        25,132
                                   --------      --------
    Total liabilities and
      stockholders' equity         $296,061      $287,668
                                   ========      ========




See accompanying Notes to Consolidated Financial Statements.

WES-TENN BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME                             3 MONTHS          3 MONTHS
(in thousands, except for per share amounts)                   ENDED              ENDED
(unaudited)                                                   03/31/95          03/31/94
                                                              --------------------------
INTEREST INCOME:
  Loans, including fees                                        $4,221             $3,855
  Deposits with banks                                              53                 64
  Federal funds sold                                               14                 26
  Interest on investments:
    Taxable                                                     1,079                846
    Exempt from federal taxes                                     340                345
                                                               ------             ------
      TOTAL INTEREST INCOME                                     5,707              5,136
                                                               ------             ------
INTEREST EXPENSE:
  Deposits:
    Demand                                                        343                261
    Time, $100,000 and over                                       316                225
    Other time and savings                                      1,884              1,474
  Federal funds purchased                                           8                  0
  Federal Home Loan Bank advances                                 291                147
  Other borrowed funds                                             41                 28
                                                               ------             ------
      TOTAL INTEREST EXPENSE                                    2,883              2,135
                                                               ------             ------
      NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES    2,824              3,001
Provision for credit losses                                       118                 48
                                                               ------             ------
      NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES     2,706              2,953
                                                               ------             ------
NON-INTEREST INCOME:
  Service charges on deposits                                     301                144
  Other charges, commissions, and fees                            124                115
  Security gains (losses), net                                      0                  0
  Other operating income                                          172                133
                                                               ------             ------
      TOTAL NON-INTEREST INCOME                                   597                392
                                                               ------             ------
NON-INTEREST EXPENSES:
  Salaries and benefits                                         1,137              1,069
  Occupancy expense, including furniture and fixtures             306                252
  Other non-interest expense                                      732                664
                                                               ------             ------
      TOTAL NON-INTEREST EXPENSE                                2,175              1,985
                                                               ------             ------
      INCOME BEFORE INCOME TAXES                               $1,128             $1,360
Applicable income taxes                                           322                374
                                                               ------             ------
      NET INCOME                                               $  806             $  986
                                                               ======             ======
Earnings per share:                                            $ 1.45             $ 1.80
                                                               ======             ======

PRO-FORMA INCOME STATEMENT AMOUNTS:  (SEE FOOTNOTES)
  Total interest income                                        $6,429              5,839
                                                               ======             ======
  Total interest expense                                       $3,286              2,443
                                                               ======             ======
  Net interest income                                          $3,143              3,396
                                                               ======             ======
  Net income                                                   $  892              1,158
                                                               ======             ======
  Earnings per share                                           $ 1.41               1.84
                                                               ======             ======


See accompanying Notes to Consolidated Financial Statements.

WES-TENN BANCORP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994
(in thousands)
(unaudited)

                                                                              1995            1994
                                                                            ------------------------
NET CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                                                  $   806         $    986
Adjustments to reconcile net income to net
  cash provided by (used in) operating activities:
    Amortization of intangible assets                                             5               5
    Depreciation and amortization of premises and equipment                     127              86
    Net amortization (accretion) of securities                                  (30)            (32)
    Accretion of loan fees and discounts                                        (30)            (14)
    Provision for possible credit losses                                        118              48
    (Gains) losses from disposal of other real estate, including provisions     (13)              0
    Stock dividends from Federal Home Loan Bank                                 (26)             (9)
    (Increase) decrease in interest receivable                                 (471)            (51)
    Increase (decrease) in interest payable                                     172             (42)
    (Gains) losses on sale of securities                                          0               0
    Other, net                                                                  (87)             (6)
                                                                            -------         -------
      NET CASH PROVIDED BY OPERATING ACTIVITIES                                 571             971
                                                                            -------         -------
CASH FLOWS FROM INVESTING ACTIVITIES:
(Increase) decrease in interest bearing deposits with banks                     337           1,084
Net (increase) decrease in federal funds sold                                 3,275           5,100
Purchase of securities                                                       (3,641)         (9,061)
Maturities and calls of securities                                            1,373           4,228
Proceeds from sales of securities                                                 0               0
Principal payments on mortgage backed securities                                554           2,403
Purchases of Federal Home Loan Bank stock                                         0            (191)
Net (increase) decrease in loans                                             (9,947)            467
Capital expenditures for premises and equipment                                (215)           (280)
Proceeds from sales of other real estate                                        163              20
                                                                            -------         -------
      NET CASH USED IN INVESTING ACTIVITIES                                  (8,101)          3,770
                                                                            -------         -------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in deposits                                           4,408          (4,567)
Proceeds from other borrowed money                                                0           1,000
Increase in federal funds purchased                                           3,225               0
Principal payments on FHLB advances and other borrowed money                   (812)           (832)
Cash dividends paid                                                            (207)           (164)
Exercise of stock warrants                                                      231               0
Purchase of outstanding stock warrants                                           (6)              0
Purchase of treasury stock                                                      (13)              0
                                                                            -------         -------
      NET CASH PROVIDED BY FINANCING ACTIVITIES                               6,826          (4,563)
                                                                            -------         -------
      NET INCREASE IN CASH AND DUE FROM BANKS                                  (704)            178
CASH AND DUE FROM BANKS AT BEGINNING OF PERIOD                                7,965          10,056
                                                                            -------         -------
CASH AND DUE FROM BANKS AT END OF PERIOD                                    $ 7,261         $10,234
                                                                            =======         =======

See accompanying Notes to Consolidated Financial Statements.

WES-TENN BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. The accompanying unaudited consolidated financial statements have been prepared in conformity with generally accepted accounting principles and prevailing practices within the banking industry. Wes-Tenn Bancorp, Inc. (the "Company") is a one bank holding company for Tennessee Community Bank (the "Bank"), and is engaged in the business of banking and bank related activities. The Bank has two wholly-owned subsidiaries; TC Finance, a consumer finance company, and West Tennessee Life Insurance Company, a credit life insurance company. The Bank is subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory agencies. The accompanying financial statements for all periods presented include the accounts and transactions of the Company, the Bank, and the Bank's wholly owned subsidiaries. All significant inter-company transactions have been eliminated. In the opinion of management, all adjustments necessary for a fair presentation of the consolidated financial statements have been included. The results of operations for the three month period ended March 31, 1995, are not necessarily indicative of the results to be expected for the full year.

2. The computation of net income per share is based upon the weighted average number of shares outstanding of 554,035 for the three months ended March 31, 1995, and 547,778 for the three months ended March 31, 1994.

3. On January 1, 1995, the Company adopted Statements of Financial Accounting Standards statements 114, "Accounting by Creditors for Impairment of a Loan" and 118, " Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure". These statements required that impaired loans that are within the scope of the statement be measured on the present value of expected future cash flows, discounted at the loan's effective interest rate or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The adoption of these statements did not have a material impact on the financial condition or results of operations of the Company.

4. Effective April 3, 1995, the Company acquired 100% of the outstanding stock of West Tennessee Financial Corporation ("WTFC"), a bank holding company owning 100% of Community Bank of West Tennessee ("Community Bank"), and WTFC and Community Bank were simultaneously merged into the Company and the Bank, respectively. The actual purchase price was approximately $4.4 million in a combination of cash and stock and the acquisition is being accounted for as a purchase for financial reporting purposes. WTFC had total assets of approximately $38 million, stockholders' equity of approximately $3 million and net income for the three months ended March 31, 1995 of approximately $86 thousand, on a historical cost basis. WTFC income amounts have been included in the pro-forma information presented on the consolidated statements of income.

5. The following table summarizes the loan loss experience for the periods indicated:

                                          Three months ended
                                            March 31, 1995
                                            --------------
                                        (dollars in thousands)
    Allowance for credit losses,
      beginning of period ..............        2,588

    Provision for credit losses ........          188

    Charge-offs ........................         (155)

    Recoveries .........................           65
                                                -----
                                                2,616
                                                =====

6. Certain prior period amounts have been reclassified to conform to current period presentation.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Wes-Tenn Bancorp, Inc.:


We have audited the accompanying consolidated balance sheets of Wes-Tenn Bancorp, Inc. and subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wes-Tenn Bancorp, Inc. and subsidiary at December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in note 1 to the financial statements, the Company changed its methods of accounting for income taxes and investments in debt and equity securities in 1993 to adopt the provisions of Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.


                                          KPMG Peat Marwick LLP


Memphis, Tennessee
February 15, 1995

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1994 AND 1993

                                          ASSETS                                                 1994           1993
                                                                                                 ----           ----
                                                                                                  (in thousands)
Cash and demand balances with banks (note 3)                                                $    7,965         10,056
Interest bearing deposits with banks                                                             4,318          6,829
Securities available-for-sale, at fair values (amortized cost
   of $43,188 in 1994 and $60,845 in 1993) (notes 4 and 9)                                      41,861         62,530
Securities held-to-maturity (fair value of $44,643 in 1994
   and $20,634 in 1993) (notes 4 and 9)                                                         46,189         20,395
Federal funds sold  3,275                                                                        6,400
Stock in Federal Home Loan Bank, at cost (note 8)                                                1,595            778
Loans (notes 5, 8 and 9)                                                                       180,971        172,375
   Less:
      Unearned income                                                                            4,045          4,158
      Allowance for credit losses (note 6)                                                       2,588          2,730
                                                                                            ----------        -------
                 NET LOANS                                                                     174,338        165,487
                                                                                            ----------        -------
Premises and equipment, net (note 7)                                                             4,108          3,364
Other real estate                                                                                  321            157
Accrued interest receivable                                                                      2,434          2,473
Other assets (note 12)                                                                           1,264            762
                                                                                            ----------        -------
                 TOTAL ASSETS                                                               $  287,668        279,231
                                                                                            ==========        =======

                           LIABILITIES AND STOCKHOLDERS' EQUITY

DEPOSITS (NOTE 9):
   Demand:
      Non-interest bearing                                                                  $   22,463         22,355
      Interest bearing                                                                          51,341         36,297
   Savings:
      Other savings                                                                             33,610         33,736
      Time, $100,000 and over                                                                   20,945         21,902
      Other time                                                                               109,747        125,537
                                                                                            ----------        -------
                 TOTAL DEPOSITS                                                                238,106        239,827
                                                                                            ----------        -------
Federal Home Loan Bank advances (note 8)                                                        19,388          9,370
Other borrowed money (note 8)                                                                    2,327          2,204
Accrued interest payable                                                                         1,225            979
Other liabilities (note 12)                                                                      1,490          2,175
                                                                                            ----------        -------
                 TOTAL LIABILITIES                                                             262,536        254,555
                                                                                            ----------        -------
STOCKHOLDERS' EQUITY (NOTE 13):
   Capital stock, $1 par value.  Authorized 1,000,000 shares; issued and
      outstanding 591,673 and 542,416 shares  in 1994 and 1993, respectively                       592            542
   Surplus                                                                                      11,532         10,859
   Undivided profits                                                                            15,727         13,279
   Net unrealized (loss) gain on available for sale securities                                   (825)          1,046
                                                                                            ---------         -------
                                                                                                27,026         25,726
Treasury stock - at cost, 45,758 and 30,413 shares, respectively                                 1,894          1,050
                                                                                            ----------        -------
                 TOTAL STOCKHOLDERS' EQUITY                                                     25,132         24,676

Commitments and contingencies (note 14)                                                     ----------        -------
                 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $  287,668        279,231
                                                                                            ==========        =======

See accompanying notes to consolidated financial statements.

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                                                1994           1993           1992
                                                                                ----           ----           ----
                                                                              (in thousands, except per share amounts)
INTEREST INCOME:
   Loans, including fees                                                       $15,883         17,205          17,005
   Deposits with banks                                                             209            419             727
   Federal funds sold                                                              113            166             173
   Interest on investments:
      Taxable                                                                    3,364          3,183           2,815
      Exempt from federal taxes                                                  1,355          1,383           1,195
                                                                               -------         ------          ------
            TOTAL INTEREST INCOME                                               20,924         22,356          21,915

INTEREST EXPENSE:
   Deposits:
      Demand                                                                     1,586          1,411           1,446
      Time, $100,000 and over                                                      944          1,017           1,169
      Other time and savings                                                     5,747          6,789           8,159
   Other borrowed funds                                                            143            126             165
   Federal Home Loan Bank advances                                                 734            447             148
                                                                               -------         ------          ------
            TOTAL INTEREST EXPENSE                                               9,154          9,790          11,087
                                                                               -------         ------          ------
            NET INTEREST INCOME BEFORE
              PROVISION FOR CREDIT LOSSES                                       11,770         12,566          10,828

Provision for credit losses (note 6)                                               285          1,063           1,008
                                                                               -------         ------          ------
            NET INTEREST INCOME AFTER
              PROVISION FOR CREDIT LOSSES                                       11,485         11,503           9,820

NON-INTEREST INCOME:
   Service charges on deposit accounts                                             727            711             647
   Other service charges, commissions and fees                                     504            504             664
   Securities (losses) gains, net (note 4)                                        (163)           144             176
   Other                                                                           563            582             503
                                                                               -------         ------          ------
            TOTAL NON-INTEREST INCOME                                            1,631          1,941           1,990

NON-INTEREST EXPENSE:
   Salaries                                                                      3,429          3,173           2,758
   Employee benefits (note 11)                                                     877            691             634
   Occupancy expense, net of rental income (note 7)                                545            539             482
   Furniture and equipment expense                                                 659            610             573
   Federal insurance premiums                                                      597            571             542
   Other                                                                         2,433          2,715           2,221
                                                                               -------         ------          ------
            TOTAL NON-INTEREST EXPENSE                                           8,540          8,299           7,210
                                                                               -------         ------          ------

            INCOME BEFORE INCOME TAXES AND CUMULATIVE
              EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                           4,576          5,145           4,600
Income taxes (note 12)                                                           1,354          1,683           2,027
                                                                               -------         ------          ------
            INCOME BEFORE CUMULATIVE EFFECT OF
              CHANGE IN ACCOUNTING PRINCIPLE                                     3,222          3,462           2,573

Cumulative effect, at January 1, 1993 of
   change in accounting for income taxes (note 12)                                   -             50               -
                                                                               -------         ------          ------
            NET INCOME                                                         $ 3,222          3,512           2,573
                                                                               =======         ======          ======
Earnings per share (note 13)                                                   $  5.77           6.53            5.18
                                                                               =======         ======          ======

See accompanying notes to consolidated financial statements.

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992





                                    COMMON       PAID-IN      UNDIVIDED       UNREALIZED         TREASURY
                                     STOCK       SURPLUS       PROFITS       GAIN (LOSS)          STOCK         TOTAL
                                     -----       -------       -------       -----------          -----         -----
                                                                 (in thousands)
Balances, January 1, 1992            480          9,890          8,280              -           (1,792)        16,858
  Cash dividends declared
    ($1.04 per share)                  -              -           (499)             -                -           (499)
  Stock issuance (note 2)             35            359              -              -            1,792          2,186
  Conversion of warrants (note 13)     3             59              -              -                -             62
  Net change in unrealized losses
    on marketable equity securities    -              -             53              -                -             53
  Purchase of treasury stock           -              -              -              -              (43)           (43)
  Net income                           -              -          2,573              -                -          2,573
                                    ----         ------         ------        -------           ------         ------

Balances, December 31, 1992          518         10,308         10,407              -              (43)        21,190
  Cash dividends declared
    ($1.26 per share)                  -              -           (640)             -                -           (640)
  Conversion of warrants (note 13)    24            576              -              -                -            600
  Purchase of treasury stock           -              -              -              -           (1,007)        (1,007)
  Purchase of stock warrants           -            (25)             -              -                -            (25)
  Impact at December 31, 1993,
    of change in accounting for
    securities, net of taxes
    of $640 (notes 1 and 4)            -              -              -          1,046                -          1,046
  Net income                           -              -          3,512              -                -          3,512
                                    ----         ------         ------        -------           ------         ------

Balances, December 31, 1993          542         10,859         13,279          1,046           (1,050)        24,676
  Cash dividends declared
    ($1.48 per share)                  -              -           (774)             -                -           (774)
  Conversion of warrants (note 13)    50          1,157              -              -                -          1,207
  Purchase of treasury stock           -              -              -              -             (844)          (844)
  Purchase of stock warrants           -           (484)             -              -                -           (484)
  Change in market valuation of
    securities available-for-sale
    net of taxes of $(1,141)
    (note 4)                           -              -              -        (1,871)                -         (1,871)
  Net income                           -              -          3,222              -                -          3,222
                                    ----         ------         ------        -------           ------         ------

Balances, December 31, 1994         $592         11,532         15,727          (825)           (1,894)        25,132
                                    ====         ======         ======        ======            ======         ======


See accompanying notes to consolidated financial statements.

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992




                                                                               1994         1993       1992
                                                                               ----         ----       ----
                                                                                     (in thousands)
NET CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                              $   3,222        3,512      2,573
   Adjustments to reconcile net income to net cash
      provided by (used in) operating activities:
         Amortization of intangible assets                                        20           25         33
         Depreciation and amortization of premises and equipment                 445          408        314
         Net (accretion) amortization of investment securities and
             mortgage-backed securities                                          (30)         120       (402)
         Accretion of loan fees and discounts                                   (122)        (163)      (142)
         Provision for possible credit losses                                    285        1,063      1,008
         Provision for possible real estate losses                                36            -          3
         Decrease (increase) in trading securities, net                            -        2,019     (2,019)
         Stock dividends from Federal Home Loan Bank                             (62)         (35)       (20)
         Decrease in interest receivable                                          39          161        167
         Increase (decrease) in interest payable                                 246          (51)      (383)
         Losses (gain) on sale of investment securities                          163          (43)       (88)
         Other, net                                                             (104)         325        798
                                                                           ---------     --------   --------
                 NET CASH PROVIDED BY OPERATING ACTIVITIES                     4,138        7,341      1,842
                                                                           ---------     --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sales of real estate owned                                      190          677        798
   Net decrease in federal funds sold                                          3,125        3,475        325
   Purchase of securities held-to-maturity                                   (28,265)     (50,286)   (37,577)
   Purchases of securities available-for-sale                                 (5,936)           -          -
   Maturities of securities held-to-maturity                                   2,268       22,765      8,121
   Maturities of securities available-for-sale                                 5,533            -          -
   Proceeds from sales of securities available-for-sale                       13,072            -          -
   Proceeds from sales of securities                                               -        8,461     12,123
   Principal payments on mortgage-backed securities,
      held-to-maturity                                                           432        5,225      1,265
   Principal payments of mortgage-backed securities,
      available-for-sale                                                       4,625            -          -
   Net increase in loans                                                      (9,365)      (4,598)    (9,101)
   Capital expenditures for premises and equipment                            (1,189)        (280)      (183)
   Purchase of stock in FHLB                                                    (755)           -          -
   Proceeds from sale of premises and equipment                                    -            -         11
                                                                           ---------     --------   --------
                 NET CASH USED IN INVESTING ACTIVITIES                     $ (16,265)     (14,561)   (24,218)
                                                                           ---------     --------   --------




                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                             1994         1993       1992
                                                                             ----         ----       ----
                                                                                     (in thousands)
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net (decrease) increase in deposits                                     $  (1,721)      (1,367)    17,363
   Proceeds from other borrowed money                                          1,325        1,525        580
   Principal payments on other borrowed money                                 (1,202)      (1,609)    (1,503)
   Cash dividends paid                                                          (774)        (640)      (499)
   Purchase of treasury stock                                                   (844)      (1,007)       (43)
   Purchase of stock warrants                                                   (484)         (25)         -
   Proceeds from FHLB advances                                                16,000        6,500      1,500
   Principal repayment on FHLB advances                                       (5,982)        (244)      (218)
   Net proceeds from warrant conversion                                        1,207          600      2,248
                                                                           ---------      -------    -------
                 NET CASH PROVIDED BY FINANCING ACTIVITIES                     7,525        3,733     19,428
                                                                           ---------      -------    -------
                 NET DECREASE IN CASH AND
                    CASH EQUIVALENTS                                          (4,602)      (3,487)    (2,948)

Cash and due from banks at the beginning of the period                        16,885       20,372     23,320
                                                                           ---------      -------    -------
Cash and due from banks at the end of the period                           $  12,283       16,885     20,372
                                                                           =========      =======    =======
SUPPLEMENTAL DISCLOSURES:
   Interest paid                                                           $   8,908        9,841     11,470
   Income taxes paid                                                           1,251        1,776      1,459
   Increase in other real estate due to foreclosures of loans                    351          200        417
   Net change in unrealized losses on marketable equity securities                 -            -         53
   Net change in market valuation of securities available-for-sale, net of deferred taxes of $(1,141) and $640 in 1994
      and 1993, respectively                                                  (1,871)       1,046          -
                                                                           =========      =======    =======

See accompanying notes to consolidated financial statements.

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1994, 1993 AND 1992



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The consolidated financial statements of Wes-Tenn Bancorp, Inc. and subsidiary (the Company) are prepared in conformity with generally accepted accounting principles and prevailing practices within the banking industry. Management of the Company is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and income and expenses for the periods reported. The Company, a one-bank holding company, is engaged in the business of banking and bank-related activities. The bank subsidiaries are subject to the regulations of certain federal and state agencies and undergo periodic examinations by those regulatory agencies. The following is a summary of the significant accounting and reporting policies used in preparing the consolidated financial statements. (See note 2.)

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of Wes-Tenn Bancorp, Inc. and its wholly-owned subsidiary: Tennessee Community Bank (the Bank) and its wholly-owned subsidiaries, Wes-Tenn Mortgage Finance, Inc., TC Finance, Inc. and West Tennessee Life Insurance Company. All significant intercompany accounts and transactions are eliminated in consolidation.

         SECURITIES

         At December 31, 1993, the Company adopted SFAS 115, which addresses the accounting and reporting for investments in equity securities with a readily determinable market value and for all investments in debt securities. Under SFAS 115, the Company must classify these securities as either (1) securities held-to-maturity, (2) trading securities or (3) securities available for sale. If management has the positive intent and the Company has ability to hold securities to maturity, they are classified as held-to-maturity and are recorded





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         at cost adjusted for amortization of premiums and accretion of discounts. Securities bought and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses included in earnings. Securities not classified as either held-to-maturity or trading securities are classified as securities available-for-sale and are recorded at fair value, with unrealized gains and losses excluded from earnings and reported net of tax as a separate component of stockholders' equity until realized. Amortization of premiums and accretion of discounts are recorded using the interest method. Gains or losses from the sale of securities are recorded in non-interest income using the specific identification method.

         Prior to the adoption of Statement 115, the Company classified its marketable equity securities at the lower of cost or market, with a valuation allowance for unrealized losses established as a charge against stockholders' equity. Securities purchased with the intention of recognizing short-term profits were placed in a trading account and carried at market value. All other securities were carried at historical cost, adjusted for the





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         amortization of premiums and accretion of discounts. When the Company's intent was to sell a security prior to maturity, it was deemed held for sale and carried at the lower of cost or market. There were no such securities identified at December 31, 1992.

         PREMISES AND EQUIPMENT

         Premises and equipment are stated at cost less accumulated depreciation. Provisions for depreciation are computed using the straight-line method for buildings and accelerated methods for furniture and equipment over the estimated useful life of the assets. Costs of major additions and improvements are capitalized; expenditures for maintenance and repairs are charged to expense as incurred.

         ALLOWANCE FOR CREDIT LOSSES

         The allowance for credit losses is maintained at a level considered adequate by management to absorb potential losses in the loan portfolio. The provision for credit losses is based on management's evaluation of the loan portfolio. Factors considered in management's evaluation are current and anticipated future economic conditions, previous loan loss experience, industry concentrations, and the overall quality of the loan portfolio. While management uses available information to recognize losses, future additions to the allowance may be necessary based on changes in economic conditions.
         In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowances for losses. Such agencies may require the Company to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

         INCOME RECOGNITION ON LOANS

         Loans are reported at the principal amount outstanding, net of unearned income and the allowance for credit losses. Unearned income on installment loans is amortized using methods which approximate the interest method. Management does not accrue interest on loans when it is determined that the borrower is unable

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         to meet his contractual obligation or where interest or principal is 90 days or more past due, unless the loan is adequately secured and in process of collection. A loan may be designated as partially accruing when the rate of interest has been reduced because the borrower has experienced financial difficulties. Interest income on such loans is recognized at the reduced interest rate.

         Loan origination and commitment fees and certain direct loan origination costs are deferred and amortized as a yield adjustment to the related loans, generally over the contractual life of the loans.

         RETIREMENT PLANS

         The Company has a discretionary profit-sharing plan covering substantially all employees with more than one year of service.





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         INCOME TAXES


         In February 1992, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Statement 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Effective January 1, 1993, the Company adopted Statement 109 and the cumulative effect of that change in the method of accounting for income taxes in the 1993 consolidated statement of income was a benefit of $50,000.

         Pursuant to the deferred method under APB Opinion 11, which was applied in 1992 and prior years, deferred income taxes were recognized for income and expense items that were reported in different years for financial reporting purposes and income tax purposes using the tax rate applicable for the year of the calculation. Under the deferred method, deferred taxes are not adjusted for subsequent changes in tax rates.

         OTHER REAL ESTATE

         Other real estate is carried at the lower of the recorded investment in the property or its fair value less estimated selling costs. Any loss at foreclosure is charged to the allowance for credit losses. Provisions for operating expenses of such properties and gains and losses on their disposition are included in non-interest expense.





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         EARNINGS PER SHARE

         The computations of earnings per share in each year is based on the weighted average number of shares outstanding during the year adjusted for dilutive stock warrants. (See note 13.)

         FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

         The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuation in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. (See note 14.)

         CASH AND CASH EQUIVALENTS

         Cash and cash equivalents include cash and demand balances with banks and interest bearing deposits with banks.





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         RECENT PRONOUNCEMENTS

         In May 1993, FASB also issued SFAS 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS 118, Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures. This statement amends SFAS 5, Accounting for Contingencies, and SFAS 15, Accounting by Debtors and Creditors for Troubled Debt Restructurings, and prescribes the recognition criterion for loan impairment and the measurement methods for certain impaired loans and loans whose terms are modified in troubled-debt restructurings (a "restructured loan"). This statement is effective for financial statements issued for fiscal years beginning after December 15, 1994. The Company's adoption of this statement is not expected to have a material impact on its financial position or results of operation.

         During 1994, the Company adopted SFAS No. 119, Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments. This statement amends SFAS statements No. 105, Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk, and No. 107, Disclosure about Fair Value of Financial Instruments. This statement requires specific disclosures on derivatives for financial instruments.

         RECLASSIFICATIONS

         Certain 1993 and 1992 amounts have been reclassified to conform to 1994 financial statement presentation.

(2)      BUSINESS COMBINATION - CONVERSION AND MERGER

         On September 27, 1991, the Company and Tri-County Federal Savings Bank (Tri-County) reached a definitive Restated Agreement and Plan of Reorganization providing for the Company's acquisition of Tri-County simultaneously with Tri-County's conversion from a federal mutual savings bank to a federal stock savings bank. Tri-County received regulatory approval and the merger-conversion was accomplished in February 1992 by the offering of 104,868 shares of the Company's common stock and common stock purchase warrants in exchange for 100% of Tri-County's newly-converted stock. The net proceeds from the issuance and sale of the Company's common stock and common stock purchase warrants, which approximated $2,200,000, was infused as additional capital of Tri-County. The transaction was accounted for as a pooling of interests. Conversion costs of approximately $100,000 were capitalized by Tri-County and will be amortized over a five-year period. All other costs of the





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         offering in the amount of $388,140 were deducted from the proceeds of the shares sold in the conversion.

         At the time of the conversion, in accordance with regulatory requirements, Tri-County established a liquidation account for the benefit of eligible depositors who continued to maintain their accounts at Tri-County after the conversion in the amount of $3,928,273. The liquidation account will be reduced annually to the extent that eligible depositors have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible depositor will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for each account then held. The liquidation account balance is not available for payment of dividends. At December 31, 1994, the liquidation balance had been reduced to a balance of $224,992.

         Prior to the merger, Tri-County's fiscal year end was September 30. Accordingly, its results are included as of that date for fiscal year 1992. In conjunction with Tri-County's merger with Tennessee Community Bank in 1993, the results of operations for the former Tri-County for the period October 1, 1992 to December 31, 1992 are included with the result of operations for the period ended December 31, 1993.





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(3)      REQUIRED CASH BALANCES

         Aggregate average daily reserves of $2,078,000 were maintained at December 31, 1994 to satisfy federal regulatory requirements.

(4)      SECURITIES

         The amortized cost, gross unrealized holding gains, gross unrealized holding losses and fair value for available-for-sale and held-to-maturity securities by major security type at December 31 were as follows:

                                                                              1994
                                                   --------------------------------------------------------
                                                                     GROSS           GROSS        ESTIMATED
                                                   AMORTIZED      UNREALIZED      UNREALIZED        FAIR
                                                     COST            GAINS          LOSSES          VALUE
                                                     ----            -----          ------          -----
                                                                        (in thousands)
         Available-for-sale:
            U.S. Treasury securities and
               obligations of U.S.
               government corporations
               and agencies                          $17,058            8           1,245           15,821
            Obligations of state and
               political subdivisions                 14,833          264              22           15,075
            Other securities                             362           14               -              376
            Mortgage-backed securities                10,935            7             353           10,589
                                                     -------        -----           -----           ------
                 Totals                              $43,188          293           1,620           41,861
                                                     =======        =====           =====           ======

         Held-to-maturity:
            U.S. Treasury securities and
               obligations of U.S.
               government corporations
               and agencies                           29,854          117             927           29,044
            Obligations of state and
               political subdivisions                 10,431            7             361           10,077
            Mortgage-backed securities                 5,904            -             382            5,522
                                                     -------        -----           -----           ------
               Totals                                $46,189          124           1,670           44,643
                                                     =======        =====           =====           ======





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                             1993
                                                   --------------------------------------------------------
                                                                     GROSS           GROSS        ESTIMATED
                                                   AMORTIZED      UNREALIZED      UNREALIZED        FAIR
                                                     COST            GAINS          LOSSES          VALUE
                                                     ----            -----          ------          -----
                                                                        (in thousands)
         Available-for-sale:
            U.S. Treasury securities and
               obligations of U.S.
               government corporations
               and agencies                          $25,669          402              73           25,998
            Obligations of state and
               political subdivisions                 16,971        1,109               -           18,080
            Other securities                             264           46               2              308
            Mortgage-backed securities                17,941          217              14           18,144
                                                     -------        -----              --           ------
                 Totals                              $60,845        1,774              89           62,530
                                                     =======        =====              ==           ======

         Held-to-maturity:
            U.S. Treasury securities and
               obligations of U.S.
               government corporations
               and agencies                            9,764           59              24            9,799
            Obligations of state and
               political subdivisions                  7,251          163              22            7,392
            Mortgage-backed securities                 3,380           83              20            3,443
                                                     -------        -----              --           ------
               Totals                                $20,395          305              66           20,634
                                                     =======        =====              ==           ======





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         Maturities of securities classified as available-for-sale and held-to-maturity were as follows at December 31, 1994 (expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties):

                                                                                          ESTIMATED
                                                                          AMORTIZED         FAIR
                                                                             COST           VALUE
                                                                             ----           -----
                                                                                (in thousands)
            Available-for-sale:
               Due in one year or less                                      $ 9,422           9,156
               Due after one year through five years                         19,613          18,909
               Due after five years through ten years                         2,884           2,867
               Due after ten years                                              334             340
                                                                            -------          ------
                                                                             32,253          31,272
               Mortgage-backed securities                                    10,935          10,589
                                                                            -------          ------
                                                                            $43,188          41,861
                                                                            =======          ======
            Held-to-maturity:
               Due in one year or less                                        6,468           6,371
               Due after one year through five years                         13,829          13,078
               Due after five years through ten years                        19,988          19,672
                                                                            -------          ------
                                                                             40,285          39,121
               Mortgage-backed securities                                     5,904           5,522
                                                                            -------          ------
                                                                            $46,189          44,643
                                                                            =======          ======

         Proceeds from sales of securities available-for-sale during 1994 were approximately $13,072,000. Gross gains of approximately $51,000 and gross losses of approximately $214,000 were realized on those sales. Proceeds from sales of securities during 1993 and 1992 were approximately $8,461,000 and $12,123,000, respectively. Gross gains of approximately $125,000 and $176,000 and gross losses of approximately $82,000 and $88,000 were recognized on those sales during 1993 and 1992, respectively.





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         Gross gains of $101,000 and $88,000 were realized during 1993 and 1992, respectively, from sales of trading securities.

         Securities, including mortgage-backed securities, with a book value of approximately $8,810,000 and $15,582,000 at December 31, 1994 and 1993, respectively, were pledged to secure public deposits and pledged for other purposes as required by law.

         Investments in general obligations of the State of Tennessee as of December 31, 1994, had a book value of approximately $14,674,000 and a market value of approximately $14,890,000.





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(5)      LOANS

         Loans outstanding at December 31 by major lending classification were as follows:

                                                                              1994          1993
                                                                              ----          ----
                                                                                (in thousands)
             Commercial and industrial loans                                $  6,089          8,139
             Real estate:
                Construction and land development                              4,791          3,274
                Secured by farmland and improvements                           6,108          5,465
                Secured by residential properties                            100,199         91,674
                Other real estate loans                                       16,962         13,078
             Loans to individuals for household, family
                and other personal expenditures                               37,677         40,838
             Agricultural loans                                                4,683          5,514
             All other loans                                                     417            235
                                                                            --------        -------
                     TOTAL LOANS, NET OF UNEARNED INCOME                     176,926        168,217

             Allowance for credit losses                                      (2,588)        (2,730)
                                                                            --------        -------
                     NET LOANS                                              $174,338        165,487
                                                                            ========        =======

         The above table reflects loans net of unearned income. The amount of unearned discount remaining is approximately $4,045,000 and $4,158,000 at December 31, 1994 and 1993, respectively.

         Nonaccrual and restructured loans totaled approximately $220,000 and $375,000 at December 31, 1994 and 1993, respectively. The effect on income before income taxes had interest been earned at the contractual rates on these loans as compared to the actual amount earned was immaterial for 1994 and 1993. There were no commitments to lend additional funds to borrowers whose loans are classified as nonaccrual or restructured.

 (6)     ALLOWANCE FOR CREDIT LOSSES

         A summary of changes in the allowance for credit losses for the years ended December 31 is as follows:





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                    1994          1993         1992
                                                                    ----          ----         ----
                                                                            (in thousands)
             Balance at beginning of year                          $2,730         2,362        1,892
             Provision charged to operating expenses                  285         1,063        1,008
             Deductions:
                Loans charged-off                                    (697)         (877)        (858)
                Recoveries                                            270           182          320
                                                                   ------         -----        -----
                       Net charge-offs                               (427)         (695)        (538)
                                                                   ------         -----        -----
             Balance at end of year                                $2,588         2,730        2,362
                                                                   ======         =====        =====





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(7)      PREMISES AND EQUIPMENT

         Premises and equipment and accumulated depreciation thereon at December 31 are as follows:

                                              ESTIMATED USEFUL
                                               LIVES - YEARS         1994         1993
                                               -------------         ----         ----
                                                                     (in thousands)
             Land                                                     $  456        381
             Buildings                         10-40                   3,732      3,732
             Furniture and equipment            3-7                    2,683      1,814
                                                                      ------      -----
                                   TOTAL                               6,871      5,927

             Accumulated depreciation
                                                                       2,763      2,563
                                                                      ------      -----
                                   PREMISES AND EQUIPMENT, NET        $4,108      3,364
                                                                      ======      =====

         Depreciation expense on premises and equipment for the years ended December 31, 1994, 1993 and 1992 was approximately $445,000, $408,000 and $314,000, respectively.

 (8)     FEDERAL HOME LOAN BANK ADVANCES
            AND OTHER BORROWED MONEY

         Borrowings consisted of the following at December 31:
                                                                                1994        1993
                                                                                ----        ----
                                                                                  (in thousands)
              Advances from Federal Home Loan Bank of
                 Cincinnati with stated rates from 5.65% to
                 8.95% maturing from February 1, 2006 to
                 November 1, 2013                                              $19,388        9,370
                                                                               =======        =====

              Open line of credit with a commercial bank, with an
                 interest rate of 8.5%.  Total available credit of
                 $2,800,000.  Interest due quarterly, principal
                 annual through April 2003                                       1,330          830
              Series 1 collateralized mortgage obligation bonds
                 of Wes-Tenn Mortgage Finance, Inc.; secured by
                 mortgage-backed securities with carrying values of
                 $1,030,000 and $1,363,000 at December 31, 1994
                 and 1993, respectively.  Interest is payable quarterly
                 at a variable rate with a maximum rate of 12%.
                 The average rate paid was 5.7% and 4.2% for
                 1994 and 1993, respectively.  The bonds mature
                 July 25, 2017                                                     889        1,201
              Other                                                                108          173
                                                                               -------        -----
                        TOTAL OTHER BORROWED MONEY                              $2,327        2,204
                                                                               =======        =====

         FHLB advances are secured by the stock of the FHLB and certain real estate loans of the Company totaling approximately $29,082,000 at December 31, 1994.





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(9)      FAIR VALUES OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments (SFAS No. 107) requires that the Company disclose estimated fair values for its financial instruments. See note 14 for a discussion of the Company's off-balance sheet financial instruments whose fair values are estimated to be equal to their carrying value.

         The fair value of most investments and mortgage-backed securities is estimated based on market prices or dealer quotes. See "Note 4:
         Securities" for market values.

         The following table presents fair value information for financial instruments shown in the Company's balance sheet for which no market exists. The fair values for these financial instruments were calculated by discounting expected cash flows using the information presented. Because no market exists for these financial instruments and because management does not intend to sell these financial instruments, the Company does not know whether the fair values shown below represent values at which the respective financial instruments could be sold.

                                                                             1994
                                              -----------------------------------------------------------------
                                                                                       ESTIMATED     CALCULATED
                                              CARRYING      AVERAGE       AVERAGE     FAIR VALUE     FAIR VALUE
                                               AMOUNT        YIELD       MATURITY      RATE (*)        AMOUNT
                                               ------        -----       --------      --------        ------
                                                                   (in thousands)
         Commercial and
             industrial loans                $  6,089       10.03%      27 months       9.50%        $  6,099
         Real estate:
             Construction and
                land development                4,791        8.42        3 months       9.50            4,740
             Secured by farmland
                and improvements                6,108        9.09        8 months       9.50            6,076
             Secured by residential
                properties                    100,199        8.33      110 months       9.50           98,858
             Other real estate loans           16,962        8.78        7 months       9.50           16,792
         Loans to individuals for
             household, family and
             other personal
             expenditures                      37,677       10.55       29 months       9.88           40,232
         Agricultural loans                     4,683        9.47       11 months       9.50            4,680
         All other loans                          417        8.20       20 months       9.50              306
         Time deposits                        130,692        4.95        8 months       5.52          130,275
         Federal Home Loan
             Bank Advances                     19,388        6.19       36 months       6.60           18,185
         Other borrowed money                   2,327        7.30       59 months       7.30            2,327





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                             1993
                                              -----------------------------------------------------------------
                                                                                       ESTIMATED     CALCULATED
                                              CARRYING      AVERAGE       AVERAGE     FAIR VALUE     FAIR VALUE
                                               AMOUNT        YIELD       MATURITY      RATE (*)        AMOUNT
                                               ------        -----       --------      --------        ------
                                                                   (in thousands)
         Commercial and
             industrial loans                $  8,139        8.97%        7 months       8.21%        $  8,175
         Real estate:
             Construction and
                land development                3,274        8.92         3 months       8.00            3,283
             Secured by farmland
                and improvements                5,465        8.82         8 months       8.08            5,482
             Secured by residential
                properties                     91,674        8.35        32 months       7.44           92,598
             Other real estate loans           13,078        8.36         4 months       8.00           13,140
         Loans to individuals for
             household, family and
             other personal
             expenditures                      40,838       11.40        20 months      10.40           41,654
         Agricultural loans                     5,514        8.88         8 months       8.14            5,527
         All other loans                          235        8.00        20 months       7.50              238
         Time deposits                        147,439        4.23         4 months       3.65          147,691
         Federal Home Loan
             Bank Advances                      9,370        6.30        59 months       5.45           10,832
         Other borrowed money                   2,204        6.00        68 months       6.00            2,204


         *Management has made estimates of fair value discount rates that it believes to be reasonable. However, because there is no market for these financial instruments, management has no basis to determine whether the rates shown would be indicated in an actual sale. The reader is encouraged to use different discount rates to calculate fair values for the Company's financial instruments if such rates are believed to be more appropriate.





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         SFAS No. 107 specifies that fair values should be calculated based on the value of one unit, without regard to any premium or discount that may result from concentrations of ownership of a financial instrument. In addition, SFAS No. 107 does not permit the Company to disclose an estimated fair value for its demand and savings deposits. Such deposits amount to a total of approximately $107,414,000 and $92,388,000 at December 31, 1994 and 1993, respectively, and annually provide funding to the Company at a cost significantly below the cost of borrowing funds in the market. Management believes that the Company's demand and savings deposits as continuing sources of less costly funding provide a significant additional value to the Company that is not reflected above.





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



         Because no market exists for a significant portion of the Company's financial instruments and because of the inherent imprecision of estimating fair value discount rates for financial instruments for which no market exists and because of the disclosure restrictions imposed by SFAS No. 107, management does not believe that the above information reflects the amounts that would be received if the Company's assets and liabilities were sold.

(10)     RELATED PARTY TRANSACTIONS

         From time to time, the Company provides credit to directors and executive officers of the Company and their affiliates. In management's opinion, such transactions are made on substantially the same terms as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

         Such loans were approximately $628,000 and $569,000 at December 31, 1994 and 1993, respectively. During 1994, new loans of approximately $104,000 were made, and repayments of approximately $45,000 were received.

(11)     EMPLOYEE BENEFIT PLANS

         The Company maintains a non-contributory discretionary profit-sharing plan (the Plan) covering substantially all full-time employees who have completed at least one year of service and have attained the age of 21.

         Contributions to the Plan which are made at the discretion of the board of directors totaled approximately $210,000 and $195,000 for the years ended December 31, 1994 and 1993, respectively.

(12)     INCOME TAXES

         Income tax expense for the years ended December 31 consists of:

                                                                     1994      1993     1992
                                                                     ----      ----     ----
                                                                          (in thousands)
                  Current:
                      Federal                                       $1,140     1,523    1,232
                      State                                            290       345      320
                                                                    ------     -----    -----
                                Total current                        1,430     1,868    1,552
                  Deferred federal and state                          (76)     (185)      475
                                                                    -----      ----     -----
                                Total income tax expense            $1,354     1,683    2,027
                                                                    ======     =====    =====





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         Income tax expense for the years ended December 31, 1994, 1993 and 1992 differed from the amounts computed by applying the U.S. federal income tax rate of 34 percent as a result of the following:

                                                                     1994      1993     1992
                                                                     ----      ----     ----
                                                                          (in thousands)
                  Computed "expected" tax expense                   $1,556     1,749    1,564
                  Increase (reduction) in income taxes
                     resulting from:
                        Tax exempt income                             (403)    (397)     (348)
                        State income taxes, net of
                          federal income tax benefit                   183      206       260
                        Statutory bad debt recapture                     -        -       504
                        Other, net                                      18      125        47
                                                                    ------    -----     -----
                                                                    $1,354    1,683     2,027
                                                                    ======    =====     =====

         For the year ended December 31, 1992, deferred income tax expense resulted from timing differences in the recognition of income and expense for income tax and financial reporting purposes. The sources and tax effects of those timing differences consisted of $504,000 of statutory bad debt recapture and $(29,000) of various other differences.





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1994 and 1993, are presented below (in thousands):

                                                                                1994      1993
                                                                                ----      ----
                                                                                (in thousands)
                  Deferred tax assets:
                     Loans, principally due to allowance for possible
                        loan losses and interest income recognition              $ 88       43
                     Deferred compensation, principally due to
                        accrual for financial reporting purposes                  138      149
                     Unrealized loss on available for sale securities             501       -
                     Other                                                         81       54
                                                                                 ----     ----
                              Total gross deferred tax assets                     808      246
                  Valuation allowance                                            ( -)     ( -)
                                                                                 ----     ----
                              Net deferred tax assets                             808      246
                                                                                 ----     ----
                  Deferred tax liabilities:
                     Investments, principally due to dividends
                        deferred for tax purposes                                 (51)     (28)
                     Premises and equipment, principally due to
                        differences in depreciation                              (131)    (140)
                     Unrealized gains on available for sale securities              -     (640)
                     Other                                                        (53)     (82)
                                                                                 ----     ----
                              Total deferred tax liabilities                     (235)    (890)
                                                                                 ----     ----
                              Net deferred tax asset (liability)                 $573     (644)
                                                                                 ====     ====

(13)     STOCKHOLDERS' EQUITY AND PER SHARE DATA

         Dividends paid by the Company are provided primarily from dividends received from the subsidiary. Banking regulations limit the amount of dividends that may be paid without prior approval of the agencies which regulate the Bank.

         The computation of earnings per share in each year was based on the weighted average number of common shares outstanding. Stock warrants which were dilutive, were included as share equivalents using the treasury stock methods. The number of shares used in





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



         computing earnings per share was 558,144 and 537,754 and 497,017 in 1994, 1993 and 1992, respectively. Fully diluted earnings per share was not materially different from primary earnings per share for any years presented.

         The Company had outstanding at December 31, 1994, warrants to purchase approximately 9,600 shares of its common stock. The warrants were issued in 1992 in connection with the Tri-County merger (note 2).
         Each warrant is exercisable at $24.50 per share, and may be exercised during the periods of May 1 through July 31 of 1992 and 1993 and May 1, 1994 through February 3, 1995. In 1994 and 1993, respectively, 49,257 and 24,508 warrants were exercised and converted to shares of
         common stock.   All outstanding warrants at December 31,1994 were
         exercised before February 3, 1994.





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



         In January 1993, the Company filed a tender offering to purchase from existing shareholders up to 60,000 shares of its outstanding common stock for $34.00 per share, and up to 30,000 outstanding warrants for $8.00 per warrant. The offer expired on February 15, 1993 and resulted in the Company repurchasing 21,193 shares of common stock and 3,090 warrants at a total cost of approximately $745,000. The Company purchased an additional 7,440 shares in September 1993.

         During the fourth quarter of 1994, the Company purchased 15,345 shares of stock at $55 per share and those shares are reflected as treasury shares at December 31, 1994. During the fourth quarter of 1994, the Company also repurchased 15,873 warrants at $30.50 per warrant.

(14)     COMMITMENTS AND CONTINGENCIES

         In the normal course of business, the Company has various outstanding commitments to extend credit and standby letters of credit which are not disclosed in the accompanying consolidated financial statements. At December 31, 1994 and 1993, the Company had outstanding approximately $259,700 and $266,700, respectively, in standby letters of credit and commitments to extend approximately $9,986,000 and $6,711,000, respectively, under outstanding lines of credit. In the opinion of management, no significant credit losses will result from these commitments.

(15)     SUBSEQUENT EVENT - PENDING ACQUISITION

         On August 30, 1994, a definitive merger agreement was executed between the Company and West Tennessee Financial Corporation (WTFC), a bank holding company. WTFC owns all of the outstanding shares of capital stock of Community Bank of West Tennessee (Community Bank), formerly First Federal Savings and Loan Association, a state chartered commercial bank with its principal office located in Selmer, Tennessee and two additional branches in Hardin County. Pursuant to the merger agreement, WTFC is to be merged with and into the Company, with the Company being the surviving corporation. The shareholders of WTFC common stock, $.01





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



         par value per share, are to receive $51 in cash or .9273 shares of the Company's common stock in exchange for each share of WTFC common stock. As soon as reasonably practical after the merger of WTFC into the Company, Community Bank will be merged into the Bank, with the Bank continuing as the surviving bank. The Company intends to account for the mergers under the purchase method of accounting. At December 31, 1994, WTFC had total assets of $36.2 million. The mergers are subject to the approval of WTFC's shareholders. Management expects this transaction to be consummated on April 3, 1995.





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(16)     CONDENSED PARENT COMPANY FINANCIAL INFORMATION

         Condensed financial information of Wes-Tenn Bancorp, Inc. (parent only) is as follows:



                            CONDENSED BALANCE SHEETS
                                  DECEMBER 31

                                                                                    1994          1993
                                                                                  -------        ------
                                                                                      (in thousands)
         Assets:
             Cash and demand balances with banks                                  $   370            32
             Investment in subsidiary                                              26,141        25,519
             Other                                                                      -             3
                                                                                  -------        ------
                       TOTAL ASSETS                                               $26,511        25,554
                                                                                  =======        ======

         Liabilities:
             Other borrowed money                                                   1,330           830
             Other liabilities                                                         49            48
                                                                                  -------        ------
                       TOTAL LIABILITIES                                            1,379           878
                                                                                  -------        ------
         Stockholders' equity                                                      25,132        24,676
                                                                                  -------        ------
                       TOTAL LIABILITIES AND
                          STOCKHOLDERS' EQUITY                                    $26,511        25,554
                                                                                  =======        ======





                                  (Continued)

                     WES-TENN BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                         CONDENSED STATEMENTS OF INCOME
                            YEARS ENDED DECEMBER 31

                                                                                 1994     1993      1992
                                                                                 ----     ----      ----
                                                                                     (in thousands)
         Income:
             Dividends received from subsidiary                                 $  860       929      699
             Other income                                                            -         -      180
                                                                                ------     -----    -----
                                                                                   860       929      879
         Expenses                                                                   96       156      139
                                                                                ------     -----    -----
                       INCOME BEFORE EQUITY IN UNDISTRIBUTED
                             EARNINGS OF SUBSIDIARY                                764       773      740

         Equity in undistributed earnings of subsidiary                          2,458     2,739    1,833
                                                                                ------     -----    -----
                       NET INCOME                                               $3,222     3,512    2,573
                                                                                ======     =====    =====

                       CONDENSED STATEMENTS OF CASH FLOWS
                            YEARS ENDED DECEMBER 31

                                                                                 1994    1993      1992
                                                                                 ----    ----      ----
                                                                                     (in thousands)
         Net cash flows from operating activities:
             Net income                                                       $ 3,222     3,512     2,573
             Adjustments to reconcile net income to net cash
                provided by (used in) operating activities:
                  Earnings from subsidiary                                     (3,318)   (3,668)   (2,532)
                  Dividends received from subsidiary                              860       929       699
                  Other, net                                                      (31)        5       229
                                                                              -------    -------   ------
                     NET CASH PROVIDED BY OPERATING ACTIVITIES                    733       778       969
                                                                              -------    -------   ------
         Cash flows from financing activities:
             Principal payments on other borrowed money                          (825)   (1,220)   (1,060)
             Proceeds from other borrowed money                                 1,325     1,525       580
             Cash dividends paid                                                 (774)     (640)     (499)
             Conversion of stock warrants                                       1,207       600        62
             Purchase of treasury stock                                          (844)   (1,007)      (43)
             Purchase of stock warrants                                          (484)      (25)        -
                                                                              -------    ------    ------


                     NET CASH USED IN FINANCING ACTIVITIES                       (395)     (767)     (960)
                                                                              -------    ------    ------
                     NET INCREASE IN CASH AND DEMAND
                        BALANCES WITH BANKS                                       338        11         9

         Cash and demand balances with banks at the
             beginning of the year                                                 32        21        12
                                                                              -------    -------   ------
         Cash and demand balances with banks at the
             end of the year                                                  $   370        32        21
                                                                              =======    =======   ======

Pro Forma Condensed Consolidated Financial Information


The following tables contain unaudited consolidated pro forma condensed financial information showing a balance sheet at March 31, 1995, and statements of income for the three months ended March 31, 1995 and 1994 and for the years ended December 31, 1994, 1993 and 1992 for (i) the Registrant (adjusted to include the financial results of LF Bancorp, Inc., which was merged with and into the Registrant on March 31, 1995 and accounted for as a pooling of interests); (ii) the Registrant and First Federal, and (iii) the Registrant, First Federal and other pending acquisitions. The other pending acquisitions are (i) the proposed purchase of substantially all of the assets and assumption of certain liabilities of Shelby Bank; and (ii) the proposed merger with Wes-Tenn. The unaudited pro forma financial information reflects each acquisition using either the pooling of interests or purchase method of accounting in accordance with the accounting requirements applicable to each respective transaction. The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements and notes thereto of the Registrant, First Federal and Wes-Tenn. Pro forma results are not necessarily indicative of future operating results.

                 Pro Forma Condensed Consolidated Balance Sheet
                                 March 31, 1995
                                  (Unaudited)

                                                                Historical
                                                -------------------------------------------
                                                                              Other Pending
                                                BancorpSouth   First Federal  Acquisitions(6)  Adjustments    Pro Forma
                                                ------------   -------------  -------------    -----------    ---------
ASSETS                                                                       (In thousands)
Cash and due from banks                           $  130,745        $ 1,356       $ 15,122                   $  147,223
Held-to maturity securities                          499,473          9,288         50,811                      559,572
Loans and leases, net                              1,834,268         13,880        196,344                    2,044,492
Available-for-sale securities                        137,738               -        46,353                      184,091
Mortgages held for sale                               11,180               -              -                      11,180
Premises and equipment, net                           69,524            226          5,371            250 (2)    75,371
Other assets                                         108,604            287          4,745          1,434 (3)   115,070
                                                  ----------        -------       --------         ------    ----------
  Total assets                                    $2,791,532        $25,037       $318,746         $1,684    $3,136,999
                                                  ==========        =======       ========         ======    ==========
LIABILITIES
Deposits
  Non-interest bearing                            $  319,785               -        64,739                   $  384,524
  Interest bearing                                 2,126,065         22,012        199,159                    2,347,236
                                                  ----------        -------       --------                   ----------
  Total deposits                                   2,445,850         22,012        263,898                    2,731,760
Short-term borrowings                                 31,864               -         3,225                       35,089
Long-term debt                                        47,037               -        19,095                       66,132
Other liabilities                                     36,016            203          4,927                       41,146
                                                  ----------        -------       --------                   ----------
  Total liabilites                                 2,560,767         22,215        291,145                    2,874,127
                                                  ----------        -------       --------                   ----------
STOCKHOLDERS' EQUITY
Common stock                                          22,045            157          3,474            118 (1)
                                                                                                   (2,677)(4)
                                                                                                    3,184 (5)    26,301
Capital surplus                                       73,782          1,239         14,566           (118)(1)
                                                                                                      (78)(4)
                                                                                                   (3,184)(5)    86,207
Unrealized gain (loss) on
  available-for-sale securities                          125               -          (605)           186 (4)      (294)
Retained earnings                                    135,847          1,426         12,073          4,253 (4)   153,599
Less cost of treasury stock                           (1,034)              -        (1,907)                    (2,941)
                                                  ----------        -------       --------         ------    ----------
  Total stockholders' equity                         230,765          2,822         27,601          1,684       262,872
                                                  ----------        -------       --------         ------    ----------
  Total liabilities and stockholders' equity      $2,791,532        $25,037       $318,746         $1,684    $3,136,999
                                                  ==========        =======       ========         ======    ==========

- ----------------------------

(1) Reclassification of capital accounts to reflect the exchange of First Federal Common Stock for BancorpSouth Common Stock.
(2)  Estimated write-up of premises and equipment acquired from The Shelby
     Bank.
(3)  Cost in excess of fair value of net assets acquired from The Shelby Bank.
(4) Adjustments to capital accounts to reflect the transaction with The Shelby Bank.
(5) Reclassification of capital accounts to reflect the exchange of Wes-Tenn Bancorp Common Stock for BancorpSouth Common Stock.
(6) Does not include West Tennessee Financial Corporation ("WTFC"), a bank holding company with total assets of approximately $38 million. WTFC was merged into Wes-Tenn Bancorp effective April 3, 1995 and the transaction was accounted for as a purchase for financial reporting purposes.

             Pro Forma Condensed Consolidated Statements of Income
                                  (Unaudited)


                                                              For the three months ended March 31,
                                  --------------------------------------------------------------------------------------------
                                                      1994                                       1995
                                  ---------------------------------------------  ---------------------------------------------
                                                                 BancorpSouth,                                  BancorpSouth,
                                                                 First Federal                                  First Federal
                                                BancorpSouth    & Other Pending                  BancorpSouth  & Other Pending
                                   Historical  & First Federal   Acquisitions     Historical   & First Federal  Acquisitions
                                  BancorpSouth    Pro Forma      Pro Forma (1)   BancorpSouth     Pro Forma     Pro Forma (1)
                                  ------------ ---------------  ---------------  ------------  ---------------  --------------
                                                              (In thousands except per share amounts)
Interest revenue                   $42,490        $42,874          $48,331          $52,510       $52,932           $59,041
Interest expense                    17,046         17,229           19,491           22,513        22,725            25,810
                                   -------        -------          -------          -------       -------           -------
Net interest revenue                25,444         25,645           28,840           29,997        30,207            33,231
Provision for credit losses          1,064          1,067            1,120            1,176         1,180             1,299
                                   -------        -------          -------          -------       -------           -------
Net interest revenue, after
  provision for credit losses       24,380         24,578           27,720           28,821        29,027            31,932
Other revenue                        4,884          4,943            5,399            7,062         7,094             7,740
Other expense                       21,860         22,023           24,334           25,457        25,648            28,138
                                   -------        -------          -------          -------       -------           -------
Income before income tax
     and accounting change           7,404          7,498            8,785           10,426        10,473            11,534
Applicable income taxes              2,015          2,051            2,422            3,385         3,397             3,716
                                   -------        -------          -------          -------       -------           -------
Net income                         $ 5,389        $ 5,447          $ 6,363          $ 7,041       $ 7,076           $ 7,818
                                   =======        =======          =======          =======       =======           =======

Earnings per share
  Primary                          $  0.62        $  0.62          $  0.62          $  0.80       $  0.79           $  0.75
                                   =======        =======          =======          =======       =======           =======
  Fully diluted                    $  0.62        $  0.62          $  0.62          $  0.80       $  0.79           $  0.75
                                   =======        =======          =======          =======       =======           =======
Average shares
  Primary                            8,733          8,843           10,297            8,801         8,911            10,427
  Fully diluted                      8,733          8,843           10,297            8,803         8,914            10,430

- ----------------------------

(1) Does not include West Tennessee Financial Corporation ("WTFC"), a bank holding company with total assets of approximately $38 million. WTFC was merged into Wes-Tenn Bancorp effective April 3, 1995 and the transaction was accounted for as a purchase for financial reporting purposes.

             Pro Forma Condensed Consolidated Statements of Income
                                  (Unaudited)


                                                               For the years ended December 31,
                               -------------------------------------------------------------------------------------------------
                                                  1992                                                1993
                               ---------------------------------------------     -----------------------------------------------
                                                               BancorpSouth,                                       BancorpSouth,
                                                               First Federal                                       First Federal
                                              BancorpSouth    & Other Pending                     BancorpSouth    & Other Pending
                                Historical   & First Federal   Acquisitions       Historical     & First Federal   Acquisitions
                               BancorpSouth     Pro Forma      Pro Forma (2)     BancorpSouth       Pro Forma      Pro Forma (2)
                               ------------  ---------------  ---------------    ------------    ---------------  ---------------
                                                           (In thousands except per share amounts)
Interest revenue                 $180,285         $182,079         $205,189          $171,035         $172,606         $196,162
Interest expense                   79,996           81,056           92,913            68,112           68,925           79,318
                                 --------         --------         --------          --------         --------         --------
Net interest revenue              100,289          101,023          112,276           102,923          103,681          116,844
Provision for credit losses        11,818           11,836           12,924             7,886            7,969            9,047
                                 --------         --------         --------          --------         --------         --------
Net interest revenue, after
  provision for credit losses      88,471           89,187           99,352            95,037           95,712          107,797
Other revenue                      21,105           21,321           23,593            24,027           24,321           26,514
Other expense                      82,394           82,949           91,322            84,837           85,457           94,858
                                 --------         --------         --------          --------         --------         --------
Income before income tax
     and accounting change         27,182           27,559           31,623            34,227           34,576           39,453
Applicable income taxes             6,954            7,101            9,126             8,402            8,533           10,213
                                 --------         --------         --------          --------         --------         --------
Income before accounting
     change                        20,228           20,458           22,497            25,825           26,043           29,240
Accounting change, net of tax         -                -                -               3,380            3,380            3,380
Extraordinary item                   (284)            (284)            (284)             -               -                -
                                 --------         --------         --------          --------         --------         --------
Net income                       $ 19,944         $ 20,174         $ 22,213          $ 29,205         $ 29,423         $ 32,620
                                 ========         ========         ========          ========         ========         ========
Earnings per share(1)
  Primary:
      Income before
          accounting change      $   2.43           N/A              N/A             $   2.99           N/A              N/A
      Accounting change,
          net of taxes                               -                -                  0.39            -                -
      Extraordinary item            (0.03)           -                -                  -               -                -
                                 --------         --------         --------          --------         --------         --------
      Net income                 $   2.40           N/A              N/A             $   3.38           N/A              N/A
                                 ========         ========         ========          ========         ========         ========
  Fully diluted:
      Income before
          accounting change      $   2.32           N/A              N/A             $   2.95           N/A              N/A
      Accounting change,
          net of taxes                               -                -                  0.39            -                -
      Extraordinary item            (0.03)           -                -                  -               -                -
                                 --------         --------         --------          --------         --------         --------
      Net income                 $   2.29           N/A              N/A             $   3.34           N/A              N/A
                                 ========         ========         ========          ========         ========         ========
Average shares(1)
  Primary                           8,335           N/A              N/A                8,651           N/A              N/A
  Fully diluted                     8,731           N/A              N/A                8,747           N/A              N/A


                                                            1994
                                       -----------------------------------------------
                                                                         BancorpSouth,
                                                                         First Federal
                                                        BancorpSouth    & Other Pending
                                        Historical     & First Federal   Acquisitions
                                       BancorpSouth       Pro Forma      Pro Forma (2)
                                       ------------    ---------------  ---------------
Interest revenue                           $185,256         $186,868         $209,178
Interest expense                             75,102           75,875           85,610
                                           --------         --------         --------
Net interest revenue                        110,154          110,993          123,568
Provision for credit losses                   5,652            5,662            6,004
                                           --------         --------         --------
Net interest revenue, after
  provision for credit losses               104,502          105,331          117,564
Other revenue                                24,347           24,562           26,387
Other expense                                91,671           92,366          101,878
                                           --------         --------         --------
Income before income tax
     and accounting change                   37,178           37,527           42,073
Applicable income taxes                      10,876           10,984           12,335
                                           --------         --------         --------
Income before accounting
     change                                  26,302           26,543           29,738
Accounting change, net of tax                   962              962              962
Extraordinary item                             -                -                -
                                           --------         --------         --------
Net income                                 $ 27,264         $ 27,505         $ 30,700
                                           ========         ========         ========
Earnings per share
  Primary:
      Income before
          accounting change (1)            $   3.01         $   3.00         $   2.88
      Accounting change,
          net of taxes                         0.11             0.11             0.09
      Extraordinary item                       -                -                -
                                           --------         --------         --------
      Net income                              $3.12            $3.11            $2.97
                                           ========         ========         ========
  Fully diluted:
      Income before
          accounting change (1)            $   3.00         $   2.99         $   2.88
      Accounting change,
          net of taxes                         0.11             0.11             0.09
      Extraordinary item                       -                -                -
                                           --------         --------         --------
      Net income                           $   3.11         $   3.10         $   2.97
                                           ========         ========         ========
Average shares
  Primary                                     8,750            8,859           10,313
  Fully diluted                               8,757            8,867           10,321


(1) N/A - Not applicable for periods prior to First Federal's conversion from mutual to stock ownership on October 1, 1993.
(2) Does not include West Tennessee Financial Corporation ("WTFC"), a bank holding company with total assets of approximately $38 million. WTFC was merged into Wes-Tenn Bancorp effective April 3, 1995 and the transaction was accounted for as a purchase for financial reporting purposes.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           BANCORPSOUTH, INC.

                                           By:    /s/ Cathy M. Robertson
                                              --------------------------------
                                                  Cathy M. Robertson
                                                  First Vice President and
                                                  Corporate Secretary


Date:  July 13, 1995

                                 EXHIBIT INDEX

EXHIBIT                                                                                  PAGE
NUMBER             DESCRIPTION OF EXHIBITS                                              NUMBER
- ------             -----------------------                                              ------
23.1           Consent of KPMG Peat Marwick LLP